Exhibit 99.1

Ault Alliance and Ecoark Holdings Sign Share Exchange Agreement

Agreement provides for the acquisition of BitNile.com, Inc. by Ecoark for $100 Million in Stated Value of Preferred Stock

BitNile.com to launch what it believes to be the first metaverse super-app that runs entirely in the web browser with no pixel streaming

LAS VEGAS--(BUSINESS WIRE) – February 9, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance”) and Ecoark Holdings, Inc. (“Ecoark”) (NASDAQ: ZEST) announced today that they have entered into a share exchange agreement (the “Agreement”) whereby, upon closing, Ecoark will acquire 100% of the outstanding equity of Ault Alliance’s subsidiary BitNile.com, Inc. (“BitNile.com”).

BitNile.com’s metaverse platform (the “Platform”) will launch on March 1, 2023, representing an evolution of how people interact digitally with a bidirectional connection to the physical. The Platform will incentivize users through a tiered rewards system supported by a revenue and reward model. The Platform will be device-agnostic, where users will be able to play 3D immersive games, can purchase both digital and physical products, experience various forms of entertainment, and engage with a new social networking community across any of their internet connected devices. The Platform will allow users to participate in the metaverse with unique avatars and customized skins.

According to Statistica, revenue in the metaverse market is projected to reach $55 billion in 2023 and metaverse’s reach is projected to be 700 million people by 2030. By providing access to and combining various elements of gaming, shopping and advertising, the Platform’s addressable marketplaces will include the online retail/ecommerce market, which is estimated at $6.3 trillion per eMarketer, the collectibles marketplace, estimated to be $426 billion per Market Decipher, and the global online gaming market, which is estimated at $63 billion according to Grand View Research.  The Platform’s technology is powered by proprietary software   from a third-party that has the ability to scale, given the marketplaces BitNile.com anticipates to target in the future.

Examples of the digital “in-world” experiences the Platform anticipates making available include slot machines, a sports book, Texas Hold’em tournaments, and various other games of chance using a sweepstakes model. The Platform is expected to have the ability to live-stream concerts and other forms of live entertainment, to create personalized avatars with fan favorite INDYCAR Series driver’s jersey and other unique digital skins. The Platform’s advertising model is expected to provide detailed targeting, backed by a multi-tiered next-gen reward system that incentivizes behavior. At launch, the Platform will be in beta format and not all of the experiences and functionality will be available immediately.

Beyond the virtual, BitNile.com’s team of expert experience curators will craft unique real-world adventures, such as events where users will be able to dine with celebrities, go behind the scenes at NYC Fashion Week, explore off-grid Patagonia on horseback, or have naming rights to a stadium.

At the closing of the Agreement, Ecoark will acquire BitNile.com from Ault Alliance and other founders, in exchange for shares of Ecoark preferred stock (the “Preferred Stock”). The Preferred Stock will have a stated value of $100 million, be convertible into shares of Ecoark common stock, accrue dividends of 5% per annum for 10 years, and be entitled to certain other rights as set forth in the certificate of designation for the Preferred Stock. The closing of the Agreement, pursuant to which Ault Alliance will be able to convert and vote up to 19.9% of Ecoark’s issued and outstanding shares of common stock, is subject to Ecoark’s receipt of a fairness opinion, each parties’ satisfaction of its due diligence review of the other party, completion of required stock exchange and regulatory approvals, and other customary closing conditions. The parties expect to complete the acquisition of BitNile.com during February 2023. Ecoark will seek approval by its shareholders at a meeting called for such purpose, upon which Ecoark will be a majority-beneficially owned subsidiary of Ault Alliance and Ault Alliance will be able to convert and vote the entirety of the Preferred Stock.

In addition to the Platform, BitNile.com will also own, at the closing, Ault Alliance’s 19.9% equity ownership in Earnity, Inc. (“Earnity”). Earnity aims to democratize access to the broadest array of cryptocurrency assets in a secure, educational, and community-oriented platform to global customers. In so doing, Earnity provides users with the ability to earn, learn, collect and gift a variety of tokens and portfolios. BitNile.com and Earnity will collaborate on creating secure digital products and incentives to enhance the user’s metaverse experience.

Milton “Todd” Ault, III, Ault Alliance’s Executive Chairman, stated, “The BitNile.com platform has next generation capabilities and technology, and we believe after the acquisition by Ecoark, a Nasdaq listed company, the Platform will be well positioned to expand, launching new business streams and products. We’re at the early stages of a land grab in the metaverse market right now, and we expect BitNile.com will establish itself as a major player in this market with a ready-to-launch suite of unique user experiences in a browser-based, device-agnostic manner. We are excited to work with the Ecoark team in creating this destination platform in the metaverse and building something we expect to be truly remarkable.”

Ecoark’s Founder, Chairman and CEO, Randy May, stated, “I am grateful to continue our partnership with Todd Ault in structuring this mutually beneficial transaction. I feel there is tremendous potential with the unique metaverse offering of the Platform, and we believe this strategic acquisition will allow us to develop new partnerships leading to more rapid customer acquisition and premier content creation to enhance the Platform and grow revenue and profitability.”

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

About Ecoark Holdings, Inc.

Founded in 2011, Ecoark is a diversified holding company. Ecoark owns three principal subsidiaries either directly or indirectly: approximately 66% of Wolf Energy Services Inc. (OTCQB: WOEN) (“Wolf”) indirectly, 100% of Zest Labs, Inc. (“Zest Labs”) directly, and approximately 89% of Agora Digital Holdings Inc. (“Agora”) directly. Ecoark also owns approximately 70% of White River Energy Corp (OTCQB: FRTM) (“White River ”). Wolf provides trucking and other oilfield services through its Banner Midstream business. White River owns White River Holdings Corp., an oil and gas drilling, exploration, and production company. Zest Labs, offers the Zest Fresh™ solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Agora engaged in the mining of Bitcoin prior to the industry sell-off through its subsidiary, Bitstream Mining LLC, and is now transitioning to a hosting company. ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and neither Ault Alliance nor Ecoark undertake any obligation to update any of these statements publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. In addition to risks relating to the continuation of high oil prices and state regulation of bitcoin mining, investors should review risk factors, that could affect either or both of the Ault Alliance’s and Ecoark’s respective businesses and financial results which are included in Ault Alliance’s and Ecoark’s respective filings with the U.S. Securities and Exchange Commission, including, but not limited to, their respective Forms 10-K, 10-Q and 8-K. All such filings are available at www.sec.gov and on the companies’ websites at www.Ault.com and www.ecoarkusa.com, respectively.

Contacts

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235

Ecoark Holdings Investor Contact:

investorrelations@ecoarkusa.com or 1-800-762-7293